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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): August 2, 2001 (July 31, 2001)
                                                  ------------------------------

                     Golden Books Family Entertainment, Inc.
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             (Exact name of registrant as specified in its charter)

            Delaware                   0-13499                06-110-4930
         -------------            -----------------          --------------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
       of incorporation)                                    Identification No.)


    888 Seventh Avenue, 43rd Floor
            New York, NY                                        10106
            ------------                                        -----
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code:    (212) 547-6700
                                                    --------------------


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 2. Acquisition or Disposition of Assets.

     On July 31, 2001, Golden Books Family Entertainment, Inc. (the "Company") and five of its direct and indirect subsidiaries, Golden Books Publishing Company, Inc., Golden Books Home Video, Inc., LRM Acquisition Corp., Shari Lewis Enterprises, Inc. and SLE Productions, Inc. (collectively, the "Subsidiaries"), entered into a definitive agreement (the "RH/Classic Asset Purchase Agreement") pursuant to which Random House, Inc. and Classic Media, Inc. will acquire substantially all of the assets of the Company and the Subsidiaries (including the stock of Golden Books Publishing (Canada), Inc.) and assume certain of the liabilities of the Company and the Subsidiaries for a total purchase price of approximately $79 million in cash plus such certain assumed liabilities. The final purchase price may be adjusted at closing pursuant to the terms of the RH/Classic Asset Purchase Agreement.

     As described below, the RH/Classic Asset Purchase Agreement was entered into following and pursuant to a competitive bidding procedure under the U.S. Bankruptcy Code.

     There can be no assurance that the transaction contemplated by the RH/Classic Asset Purchase Agreement will be consummated; if consummated, such transaction will likely result in the common stock of the Company having no value, and certain indebtedness of the Company and the Subsidiaries being worth significantly less than face value.

Item 5. Other Information.

     As previously reported on Form 8-K, on June 4, 2001, the Company and the Subsidiaries filed voluntary petitions for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code (case numbers 01-1920 through 01-1925, collectively referred to herein as the "Filings") in the Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").

     Also as previously reported on Form 8-K, the Filings were made in connection with an asset purchase agreement (the "DIC Asset Purchase Agreement") entered into by the Company and the Subsidiaries on June 1, 2001, pursuant to which DIC GB Acquisition Corp., an affiliate of DIC Entertainment Holdings, Inc., would acquire substantially all of the assets and certain of the liabilities of the Company and the Subsidiaries (including the stock of Golden Books Publishing (Canada), Inc.), subject to a competitive bidding procedure provided for under the Bankruptcy Code and the DIC Asset Purchase Agreement. On June 28, 2001, the Bankruptcy Court authorized the Company to conduct an auction for the sale of all or substantially all of the assets of the Company and the Subsidiaries.

     On July 27, 2001, an auction was conducted in which Random House, Inc. and Classic Media, Inc. jointly submitted a bid which has been selected by the Company as the highest or otherwise best bid. The Company and the Subsidiaries are seeking


                                      -2-

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Bankruptcy Court authorization to consummate the sale of their assets pursuant to the RH/Classic Asset Purchase Agreement.


                                      -3-

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Item 7. Financial Statements and Exhibits

(c) Exhibits:

          The following exhibits are filed as part of this report:

99.1 Asset Purchase Agreement dated as of July 31, 2001, by and among Random House, Inc., and Classic Media, Inc., as Buyer, and Golden Books Family Entertainment, Inc., Golden Books Publishing Company, Inc., Golden Books Home Video, Inc., LRM Acquisition Corp., Shari Lewis Enterprises, Inc. and SLE Productions, Inc., as the Selling Parties


                                      -4-

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.

Date:  August 2, 2001                  By:  /s/ Philip Galanes
      ----------------                      -----------------------------
                                            Name:   Philip Galanes
                                            Title:  Chief Administrative
                                                    Officer and General Counsel


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                                INDEX TO EXHIBITS


Exhibit No.                Description
-----------                -----------

99.1 Asset Purchase Agreement dated as of July 31, 2001, by and among Random House, Inc. and Classic Media, Inc., as Buyer, and Golden Books Family Entertainment, Inc., Golden Books Publishing Company, Inc., Golden Books Home Video, Inc., LRM Acquisition Corp., Shari Lewis Enterprises, Inc. and SLE Productions, Inc., as the Selling Parties